                                                                    EXHIBIT 10.6


                              SETTLEMENT AGREEMENT
                                       AND
                                 AMENDMENT NO. 1
                                     TO THE
                            ASSET PURCHASE AGREEMENT
                       Dated August 11, 1999 by and among
                            OSAGE SYSTEMS GROUP, INC.
                                       and
                           OSAGE COMPUTER GROUP, INC.
                                    as Buyer,
                            LEVERAGED SOLUTIONS, INC.
                                    as Seller
                                       and
                              MICHAEL EHRENSBERGER
                                       and
                                 ROBERT CARLSON
                  the Shareholders of Leveraged Solutions, Inc.
                                December 9, 1999

Exhibits
--------
A      -      Promissory Note

B      -      8594


Schedules
---------
1.3           Allocation of Purchase Price

                    SETTLEMENT AGREEMENT AND AMENDMENT NO. 1
                           TO ASSET PURCHASE AGREEMENT


                   THIS SETTLEMENT AGREEMENT AND AMENDMENT NO. I TO THE ASSET PURCHASE AGREEMENT dated August 11, 1999 (the "Agreement"), made this 9th day of December, 1999 by and among OSAGE SYSTEMS GROUP, INC., a publicly-owned Delaware corporation ("Osage") and OSAGE COMPUTER GROUP, INC. ("Sub"), a Delaware corporation which is a wholly-owned subsidiary of Osage (Osage and Sub are collectively referred to as "Buyer"), LEVERAGED SOLUTIONS, INC., an Ohio corporation (in the alternative "Seller" or "LSI"), and MICHAEL EHRENSBERGER and ROBERT CARLSON, the shareholders (the "Shareholders") of Seller. Each term capitalized and not defined herein shall have the meaning ascribed thereto in that certain asset purchase agreement by and among Buyer, Seller and the Shareholders dated August 11, 1999.

                                   WITNESSETH:

                  WHEREAS, as of August 11, 1999, Seller sold, and Buyer purchased, all of the assets used or usable in Seller's consulting division which was engaged in the provision of services for data warehousing and software training (the "Business") pursuant to that certain Asset Purchase Agreement by and among Buyer, Seller and the Shareholders dated August 11, 1999 (the "Purchase Agreement");

                  WHEREAS, following the closing under the Purchase Agreement (the "Initial Closing"), certain disputes and controversies arose among the parties relative to a series of events that, among others, have recently caused the Buyer to publicly announce a restructuring of certain of its management, operations and finances (the "Restructuring");

                   WHEREAS, in order to resolve any and all such disputes and controversies related to the Restructuring, Buyer, Seller and Shareholders have elected to amend the terms of the Purchase Agreement in the manner hereinafter set forth in this Agreement; and

                   WHEREAS, except as otherwise set forth in this Agreement, all of the terms and conditions of the Purchase Agreement are to remain in full force and effect.

                   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, and for other good and legal consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree to amend the terms of the Purchase Agreement as follows:

            1.  ADJUSTMENT TO PURCHASE PRICE AND RELATED PROVISIONS

     1.1  Consideration.

          The Purchase Price as set forth in Section 1 of the Purchase Agreement is hereby amended such that the Purchase Price as hereafter reconstituted (the "Amended Purchase Price") shall consist of that Cash Consideration and Note Consideration paid or payable to Seller upon Closing of this Agreement (the "Closing") as follows:

          1.1.1  The Cash Consideration shall consist of:

                 (i) The sum of One Hundred Eighty Thousand Dollars ($180,000) previously delivered by Buyer to Seller at the Initial Closing, which shall be credited in full as against the Amended Purchase Price; and


                 (ii) The sum of Sixty Thousand Dollars ($60,000) previously deposited into escrow upon the Initial Closing (the "Escrow Cash") to be delivered as of the Closing of this Agreement to Seller which shall be credited towards the Amended Purchase Price.

          1.1.2  The Note Consideration shall consist of:

                 (i) A Promissory Note in the principal amount of $500,000 ("Note Consideration"). The Note Consideration shall be payable at the closing of this Agreement upon the surrender by Seller to Buyer for cancellation of the Stock Consideration consisting of, (i) Certificate No. OSG 0550 representing 273,634 shares of Common Stock of Osage in the name of Leveraged Solutions Inc. previously delivered by Buyer to Seller upon the Initial Closing , and (ii) Certificate No. OSG 0551 representing 91,212 shares of Common Stock of Osage (the Escrow Shares) in the name of Cors & Bassett as escrow agent previously delivered into escrow at the closing of the Purchase Agreement. The Note Consideration is payable by delivery of a promissory note (the "Promissory Note"), which shall have a term ending on October 15, 2000, bear interest at a fixed rate of 8% per annum. on the outstanding balance calculated daily and provide for payments of principal and accrued interest in four equal payments on January 15, 2000, April 15, 2000, July 15, 2000 and October 15, 2000. In the event that payments of principal and accrued interest are not made in accordance with the foregoing schedule, all of the remaining principal and interest becomes due and payable immediately. The form of the Promissory Note is attached hereto as Exhibit "A."

     1.2  Escrow.

          1.2.1 In connection with the Closing of this Agreement, the Escrow arrangements identified within the Purchase Agreement shall be terminated and the parties hereto agree to notify Cors & Bassett as the Escrow Agent as to the termination of the Escrow Agreement and to direct Cors & Bassett to deliver the Escrow Shares and the Escrow Cash as set forth in Section 1.1.1 and Section
1.1.2 above.

     1.3  Allocation of Closing Purchase Price.

          The Purchase Price shall be allocated in accordance with Schedule 1.3 hereto which hereby amends and replaces Schedule 1.6 of the Purchase Agreement. Each of the parties shall timely file Internal Revenue Service Form 8594 in substantially the form attached hereto as Exhibit "B" which hereby amends and replaces Exhibit "E" to the Purchase Agreement.

     1.4  Incremental Tax Amount.

          1.4.1 The provisions of Section 1.7 (Incremental Tax Amount) of the Purchase Agreement and all related provisions are hereby deleted in their entirety and rendered void ab initio. Schedule 1.7 (Estimate of Incremental Tax Amount), Exhibits "F" (Note) and "G" (Pledge Agreement) to the Purchase Agreement are hereby deleted in their entirety.

     1.5  Purchase Price Adjustment.

          1.5.1 There shall be no adjustments to the Purchase Price as contemplated in Sections 1. 5 and 1. 8 of the Purchase Agreement. The provisions of Sections 1.5 (Possible Purchase Price Adjustment) and 1.8 (Adjustment Amount) of the Purchase Agreement and all related provisions are hereby deleted in their entirety and rendered void ab initio.


                    2. ADDITIONAL AGREEMENTS TO THE PARTIES

     2.1  Releases.

          2.1.1 Seller and Shareholders do hereby agree to release, remise and forever discharge Buyer, including all of its affiliates, directors, officers, employees and shareholders from and against any and all Claims which Seller and Shareholders had, ever have, now has or which their respective successors or assigns or any of them hereinafter can, shall or may have against Buyer, relating to or arising out of, (a) the Restructuring, including, but not limited to, with respect to any possible or actual breach of any representations, warranties, covenants and agreements of Buyer in the Purchase Agreement or any Related Document or any disclosure or lack of disclosure in the Buyer's SEC Reports or otherwise under federal or state securities laws, or (b) the recent decline in the market price of Osage's Common Stock, or (c) the issuance or sale of the shares of Common Stock of Osage constituting the Stock Consideration under the Purchase Agreement.

          2.1.2 The Buyer does hereby agree to release, remise and forever discharge Seller and Shareholders from and against any and all Claims which it had, ever has, now has or which its respective successors or assigns or any of them hereinafter can, shall or may have against Seller and Shareholders, relating to or arising out of, (a) the operations of Seller from the Initial Closing through this Closing; (b) the activities of Michael Ehrensberger and Robert Carlson from the Initial Closing through the Closing; and (c) any of the matters covered by this Agreement. As used in this Section 2.1, the term "Claims" shall mean any and all manner of action, complaints. causes of action, liabilities, suits, debts, dues, accounts, obligations, covenants, contracts, agreements, judgments, claims (including, without limitation, those for expenses and attorneys' fees) and demands whatsoever in law or equity, of every nature, fixed or contingent, known or unknowing, by reason of any event, occurrence, circumstances or matter of any nature.

     2.2 Michael Ehrensberger, Buyer and Sub do hereby agree to the following modifications to the Employment Agreement of Michael Ehrensberger dated as of August 11, 1999:

                 (i) The Initial Term of the Employment Agreement will commence upon the Closing and expire one (1) year thereafter, with all follow-on provisions adjusted appropriately;

                 (ii) Neither party shall have responsibility to the other under the Employment Agreement until the commencement of the Initial Term, as modified above;

                 (iii) Reference to Robert Carlson shall be deleted from Paragraph 3(b) of the Employment Agreement until he commences his employment with Sub;

                 (iv) Exhibit "A" to the Employment Agreement shall be deleted in its entirety;

                 (v) Paragraph 10 shall delete the sentence "Employee anticipates that LSI will sell the Optiload software business within 150 days of the date hereof and agrees to promptly notify Employer of any such sale.";

                 (vi) The last sentence of Paragraph 10 shall read... "Employee agrees to devote substantially all of his productive time, energies and abilities to the business of Employer.";

                 (vii) In the event an uncured event of default occurs under the Promissory Note, Employee may within thirty (30) days thereafter terminate his employment and any post-employment prohibitions against competition shall be of no further force or effect; and

                 (viii) In all other respects the Employment Agreement shall remain in full force and effect.

                 The parties further agree to enter into an amendment to the Employment Agreement of Michael Ehrensberger, providing for the foregoing modifications, as shortly following the Closing as in practicable.

     2.3 Robert Carlson, Buyer and Sub do hereby agree to the following modifications to the Employment Agreement of Robert Carlson dated as of August 11, 1999:

                 (i) The Initial Term of the Employment Agreement shall not commence, until April 1, 2000, or such time as Carlson agrees to commence employment under the Employment Agreement, whichever occurs first;

                 (ii) Neither party shall have responsibility to the other under the Employment Agreement until the commencement of the Initial Term, as modified above;

                 (iii) Exhibit "A" to the Employment Agreement shall be deleted in its entirety;

                 (iv) Paragraph 10 shall delete the sentence "Employee anticipates that LSI will sell the Optiload software business within 150 days of the date hereof and agrees to promptly notify Employer of any such sale;

                 (v) The last sentence of Paragraph 10 shall read... "Employee agrees to devote substantially all of his productive time, energies and abilities to the business of Employer.";

                 (vi) In the event an uncured event of default occurs under the Promissory Note, Employee may within thirty (30) days thereafter terminate his employment and any post employment prohibitions against competition shall be of no further force or effect; and

                 (vii) In all other respects the Employment Agreement shall remain in full force and effect.

     2.4  Interim Consulting Arrangements.

          The parties hereto acknowledge and agree that Mr. Ehrensberger has periodically served as a consultant to Buyer from the Initial Closing through the Closing under this Agreement. In consideration of such services, Buyer shall, on or before the Closing, pay to Seller a consulting fee of $2,000 per day for each of the 14 days for which consulting services were provided, plus $1,770.75 of out-of-pocket expenses incurred in connection therewith.

     2.5  Interim Consulting Revenues.

          The parties hereto acknowledge and agree that Seller is entitled to and will retain all accounts receivable billed by the Seller from the Initial Closing through the Closing.

     2.6  Use of Office Facilities.

          This Agreement will confirm that the Assets purchased and sold pursuant to the Purchase Agreement shall exclude all right, title and interest in and to that certain lease for the premises (the "Premises") located at 8260 North Creek Drive, Suite 240, Cincinnati, Ohio 45236, dated October 3, 1995 by and between Nooney Krombach Company, as agent for the owner and LSI, as amended. Commencing with the Closing, Seller agrees to provide Buyer with the use of office space and secretarial services at the Premises sufficient for the operation of the Business, as Buyer shall require, in consideration of which Buyer shall pay to LSI a fee in the amount of $2,500 per month. Either party can terminate this arrangement on thirty days' written notice.

     2.7  Registration Rights.

          In conjunction with the surrender and cancellation of the Stock Consideration upon the Closing of this Agreement, the Seller and the Shareholders hereby surrender any and all rights they may have under the terms of that certain Registration Rights Agreement by and among they may have under the terms of Osage and LS1 dated as of August 11, 1999. The Registration Rights Agreement is hereby terminated and rendered void ab initio. The parties thereto shall have no rights or obligations thereunder.

     2.8  Scope of Business Activities.

          Buyer, Seller and Shareholders agree that for the period commencing from the Closing through the expiration of the latest period in which Michael Ehrensberger and Robert Carlson are restricted from competing with Osage under the terms of their respective employment agreements with Sub, that neither the Seller nor either of the Shareholders, whether employed by Sub or otherwise, will: (i) engage in any business that is similar to, or competitive with, the business of Buyer; (ii) disclose to any third party any "confidential information" relative to the Business. For this purpose, the term "confidential information" shall include in whole or in part, information concerning rate schedules, rate quotations, vendors, customers, computer programs, software, systems, products, processes, formulae, ideas or inventions.

     2.9  Remedies.

          The parties hereto recognize the damages in the event of a breach of
Section 2.8 would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Buyer, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Buyer may have.

     2.10 Invalidity.

          It is the desire and intent of the parties to this Agreement that the provisions of Section 2.8 shall be enforced to the fullest extent permissible under applicable law. If any particular provisions thereof shall be adjudicated to be invalid or unenforceable, such provisions shall be deemed amended to delete therefrom or restrict the application of such provision or portion adjudicated to be invalid or unenforceable to the extent (but only to the extent) required to render such provision or portion valid and enforceable, such amendment to apply only with respect to the operation of such section in the particular jurisdiction in which such adjudication is made.

     2.11 Filings.

          Buyer, Seller and each of the Shareholders shall, as promptly as practicable, make any required filing, and any other required submissions, under any law, statute, Order, rule or regulation with respect to the Agreement and the related transactions and shall cooperate with each other with respect to the foregoing.

     2.12 Documents at Closing.

          Each party to this Agreement agrees to execute and deliver at the Closing the schedules and exhibits and other documents identified in Section 3 hereafter.

     2.13 Cooperation, Further Assurances.

          Each party to this Agreement agrees to cooperate fully with the other parties hereto and their counsel and accountants and other representatives, will use best efforts to cause satisfaction of the conditions to consummation of the transactions contemplated herein as promptly as possible, and will refrain from a course of action inconsistent with this Agreement. Each party shall, upon request of any of the other parties hereto, at any time and from time to time execute, acknowledge, deliver and perform all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and instruments of further assurances as may be necessary or appropriate to carry out the provisions and intent of this Agreement.


                                   3. CLOSING

     3.1  Closing Date.

          The closing (the "Closing") provided for in this Agreement will take place simultaneously upon execution of this Agreement at such place as the parties may agree. The date of the Closing is hereinafter referred to as the "Closing Date."

     3.2  Closing Transactions.

          At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          3.2.1 The Seller will deliver, or shall cause to be delivered, to the Buyer, the following documents and shall take the following actions:

                 3.2.1.1 Seller will deliver or cause to be delivered to the Buyer the Certificates representing the Stock Consideration, including the Escrow Shares; and

                 3.2.1.2 Copies of resolutions adopted by the Board of Directors and Shareholders of Seller duly authorizing and approving the execution of this Agreement, and the consummation of the transactions contemplated hereby, certified by an appropriate officer as being true and correct as of the Closing Date.

          3.2.2 Buyer will deliver, or shall cause to be delivered, to the Seller, the following documents and shall take the following actions:

                           3.2.2.1 Buyer shall deliver or shall cause to be
delivered to the Seller the Promissory Note;

                           3.2.2.2 The Buyer shall cause the Escrow Agent to
deliver the Escrow Cash to the Seller; and

                           3.2.2.3 Copies of resolutions adopted by the Board of
Directors of each of Osage and Sub duly authorizing and approving the execution of the Agreement, and the consummation of the transactions contemplated hereby.


      4. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDERS

         As a material inducement to Buyer to execute this Agreement and consummate the transactions contemplated hereby, the Seller and the Shareholders hereby make, jointly and severally, the following representations and warranties to Buyer.

     4.1  Purchase Agreement Representations and Warranties.

          The representations and warranties of Seller and the Shareholders set forth in the Purchase Agreement and any other document, certificate, exhibit, statement or schedule furnished by or on behalf of Seller and/or any of the Shareholders to Buyer in connection with the transactions contemplated thereby are true, correct and complete as of the Closing Date of this Agreement with the same effect as though made on and as of such date and the Seller and the Shareholders shall have performed and complied in all material respects with each of the agreements, covenants, stipulations, terms and conditions contained therein and required to be performed or complied with by it or them on or prior to the Closing Date.


               5. REPRESENTATIONS AND WARRANTIES OF OSAGE AND SUB

          As a material inducement to the Seller and Shareholders to execute this Agreement and to consummate the transactions contemplated hereby, Osage and Sub hereby make the following representations and warranties to the Sellers and Shareholders.

     5.1  Organization and Qualification.

          Each of Osage and Sub is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware. Each of Osage and Sub has the corporate power and authority to carry on its business as presently conducted. Each of Osage and Sub is duly qualified or licensed to do business and in good standing as a foreign corporation in each of the jurisdictions in which the nature of its business or the character of the properties and assets which it owns or leases makes such qualification or licensing necessary. The copies of the certificate of incorporation and bylaws of each of Osage and Sub, each certified by the Secretary of Osage or Sub, as applicable, and heretofore furnished to Seller and Shareholders, are true, correct and complete and each include all amendments to the date hereof

     5.2  Authorization; Valid and Binding Obligation.

          Each of Osage and Sub has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by each of Osage and Sub and constitutes, and the other documents to be executed and delivered pursuant hereto when executed and delivered by Osage or Sub will constitute, the legal, valid and binding obligations of Osage or Sub, as applicable, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the other agreements of each of Osage and Sub contemplated hereby do not require the consent of or notice to any third-party. Neither the execution and delivery of such related agreements nor the consummation of the transactions contemplated thereby will conflict with or result in any violation of or constitute a default under any term of the certificate of incorporation or bylaws of Osage or Sub, or any agreement, mortgage, debt instrument, indenture, or other instrument, judgment, decree, order, award, law or regulation by which Osage or Sub is bound, or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets of Osage or Sub, or result in the cancellation, modification, revocation or suspension of any license, certificate, permit or authorization held by Osage or Sub.


                               6. INDEMNIFICATION

     6.1  Indemnification.

          The Indemnification provisions set forth within Section 8 of the Purchase Agreement shall remain in full force and effect, however, shall be supplemented by addition of the following provisions:

          6.1.1 The Indemnitor shall be responsible to indemnify, defend and hold harmless the Indemnitee from Claims incurred by Indemnitee which arise out of or result from a misrepresentation, breach of warranty, or breach of any covenant or agreement of Indemnitor contained in this Agreement or in the schedules annexed hereto or in any deed, exhibit, closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by Indemnitor to Indemnitee in connection with the transactions contemplated by this Agreement or in the Purchase Agreement.

          6.1.2 In the event a Claim arises pursuant to subparagraph 6.1 of this Agreement or 8.1 of the Purchase Agreement, in addition to any of its other rights under this Section 6 or Section 8 of the Purchase Agreement, Buyer shall have the right to apply the amount of the Claim against the Promissory Note; provided, however, that this subparagraph shall not be the exclusive remedy of Buyer in the event a Claim arises hereunder or under the Purchase Agreement.

                                7. MISCELLANEOUS

     7.1  Notices.

          All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the next business day if sent by a nationally recognized overnight courier such as federal express, or upon the third business day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex or telecopier, if sender receives confirmation of transmission from its facsimile machine, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

           if to the Shareholders:    Mr. Michael Ehrensberger
                                      559 Rolling Rock
                                      Cincinnati, OH 45255

                                      Mr. Robert Carlson
                                      6135 West Fork Road
                                      Cincinnati, OH 45297

           With a copy to             William Kohlhepp, Esquire
                                      Cors & Bassett
                                      537 E. Pete Rose Way
                                      Cincinnati, OH 45202
                                      Fax: (513) 852-8222
           And
           if to Buyer, to it at:     Mr. Phil Carter, Chief Executive Officer
                                      Osage Systems Group, Inc.
                                      661 E. Camelback Road, Suite 245
                                      Phoenix, AZ 85016
                                      Fax: (602) 274-1295

           With a copy to:            Stephen M. Cohen, Esquire
                                      Buchanan Ingersoll, P.C.
                                      Eleven Penn Center, 14th Floor
                                      Philadelphia, PA 19103
                                      Fax: (215) 665-8760

     7.2  Entire Agreement, Assignment.

          The Purchase Agreement together with and as amended by this Agreement, including all exhibits and schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise. Except as specifically covered by this Agreement, the Purchase Agreement shall continue to remain in full force and effect.

     7.3  Binding Effect, Benefit.

          This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7.4  Headings and Capitalized Terms.

          The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed in the Purchase Agreement.

     7.5  Counterparts.

          This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     7.6  Government Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     7.7  Arbitration.

          If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Cincinnati, Ohio. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall each pay their own costs and fees for the arbitration but shall share equally the costs of the arbitrators.

     7.8  Severability.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     7.9  Expenses.

          The Buyer shall pay all fees and expenses incurred by the Shareholders and the Seller in connection with the transactions provided for hereunder, including the fees and expenses of Seller's and Shareholders' counsel and accountants, such fees and expenses not to exceed $4,000.00; and Buyer shall pay all expenses incurred by it in connection with the transactions provided for hereunder, including the fees and expenses of its counsel and accountants.

     7.10 Amendment and Modification.

          This Agreement may be amended, by written agreement of Buyer, Seller and the Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of Buyer, Seller and the Shareholders.

         IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed as of the date first above written.


ATTEST:                                        OSAGE SYSTEMS GROUP, INC.


/s/ Michelle Schneiders                        By: /s/ Phil Carter
-----------------------                            ------------------------
                                                       Phil Carter
                                                       Chief Executive Officer


ATTEST:                                        OSAGE SYSTEMS GROUP, INC.


/s/ Michelle Schneiders                        By: /s/ Phil Carter
-----------------------                            ------------------------
                                                       Phil Carter
                                                       Chief Executive Officer


ATTEST:                                        LEVERAGED SOLUTIONS, INC.


/s/ Michelle Schneiders                        By:  /s/ Michael Ehrensberger
-----------------------                            ------------------------
                                                        Michael Ehrensberger
                                                        President


WITNESS:                                       SHAREHOLDERS


/s/ Michelle Schneiders                        By: /s/ Michael Ehrensberger
-----------------------                            ------------------------
                                                       Michael Ehrensberger


WITNESS:                                       SHAREHOLDERS.


/s/ illegible                                  By: /s/ Robert Carlson
-----------------------                            ------------------------
                                                       Robert Carlson



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